Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements on Form S-8 (Nos. 2-63561, 2-90023, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-46521, 33-60642, 33-60696, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-47787, 333-47789, 333-48243, 333-57444, 333-69359, 333-79551, 333-87055, 333-40224, 333-40222, 333-50092, 333-53314, 333-53828, 333-75170, 333-113510, 333-132409, 333-156309, 333-163653, 333-181951, 333-194556, 333-213454 and 333-216696) of Analog Devices, Inc.,

(2)	Registration Statements on Form S-3 (Nos. 333-08505, 333-08509, 333-17651, 333-87053, 333-48928, 333-51530, 333-53660, 333-160215, 333-183490, 333-207043 and 333-225652) of Analog Devices, Inc., and

(3)	Registration Statement on Form S-4 (No. 333-213454) of Analog Devices, Inc. and in the related Prospectus;

of our reports dated November 27, 2018, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. and the effectiveness of internal control over financial reporting of Analog Devices, Inc. included in this Annual Report (Form 10-K) of Analog Devices, Inc. for the year ended November 3, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 27, 2018